EXHIBIT (e)(ii)

IN WITNESS WHEREOF, the parties hereto have caused this Amended Appendix A to the Distribution Agreement and Amended Appendix A to the Mutual Fund Sales And Service Agreement between Henderson Global Funds and Forum Fund Services, LLC to be executed in their names and on their behalf by and through their duly authorized officers, as of September 24, 2003.

                                     HENDERSON GLOBAL FUNDS

                                     By:  /s/ Brian C. Booker
                                          -----------------------------------
                                     Print Name:  Brian C. Booker
                                                  ---------------------------
                                     Title:  Secretary
                                             --------------------------------


                                     FORUM FUND SERVICES, LLC

                                     By:  /s/ John Y. Keffer
                                          -----------------------------------
                                     Print Name:  John Y. Keffer
                                                  ---------------------------
                                     Title:  President
                                             --------------------------------

                             HENDERSON GLOBAL FUNDS
                             DISTRIBUTION AGREEMENT

                                   APPENDIX A

------------------------------------- ---------------------- ---------------------------- ----------------------------
                                                              DISTRIBUTION FEES PAYABLE    SHAREHOLDER SERVICE FEES
         FUNDS OF THE TRUST           CLASSES OF THE TRUST            TO FORUM*                PAYABLE TO FORUM*
------------------------------------- ---------------------- ---------------------------- ----------------------------

Henderson European Focus Fund                   A                       0.25%                        None
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Global Technology Fund                A                       0.25%                        None
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson International                         A                       0.25%                        None
Opportunities Fund                              B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%

------------------------------------- ---------------------- ---------------------------- ----------------------------
------------------------------------- ---------------------- ---------------------------- ----------------------------
Henderson Income Advantage Fund                 A                       0.25%                        None
                                                B                       0.75%                        0.25%
                                                C                       0.75%                        0.25%
------------------------------------- ---------------------- ---------------------------- ----------------------------


* Fee as a % of the annual average daily net assets of the Fund

                            FORUM FUND SERVICES, LLC
                                   MUTUAL FUND
                           SALES AND SERVICE AGREEMENT
                              COMPENSATION SCHEDULE
                         (EFFECTIVE SEPTEMBER 30, 2003)

                                   APPENDIX A


---------------------------- -------------------------- ------------------------- --------------------------
    FUNDS OF THE TRUST         CLASSES OF THE TRUST         DISTRIBUTION AND             BLUE SKY**
                                                          SHAREHOLDER SERVICE
                                                                 FEES*

                                                          TOTAL PAID TO DEALER
---------------------------- -------------------------- ------------------------- --------------------------


Henderson European Focus                 A                       0.25%                   All States
Fund                                     B                       0.25%
                                         C                       1.00%
---------------------------- -------------------------- ------------------------- --------------------------
Henderson Global                         A                       0.25%                   All States
Technology Fund                          B                       0.25%
                                         C                       1.00%
---------------------------- -------------------------- ------------------------- --------------------------
Henderson International                  A                       0.25%                   All States
Opportunities Fund                       B                       0.25%
                                         C                       1.00%
---------------------------- -------------------------- ------------------------- --------------------------
Henderson Income Advantage               A                       0.25%                   All States
Fund                                     B                       0.25%
                                         C                       1.00%
---------------------------- -------------------------- ------------------------- --------------------------

o    All fees are percentage of average daily net assets

o    Free exchange between fund family members of the same class.

o Payment is made only upon receipt by the Distributor of payments from the applicable fund.

* For Class A and B shares, distribution and shareholder service fees will begin accruing immediately. For Class C shares, distribution and shareholder service fees will begin accruing starting in the 13th month. In all cases, distribution and shareholder service fees will be paid quarterly.

** Distributor shall notify Dealer of additional blue sky states as updated from time to time.



A1.      A SHARES - FRONT-END SALES LOAD (EUROPEAN FOCUS, GLOBAL TECHNOLOGY,
         INTERNATIONAL OPPORTUNITIES)

                         Amount of Purchase                          Sales Charge             Dealer Retention
                         ------------------                          ------------             ----------------


         Less than $50,000                                              5.75%                       5.00%
         $50,000 but less than $100,000                                 4.75%                       4.50%
         $100,000 but less than $250,000                                4.00%                       3.75%
         $250,000 but less than $500,000                                3.00%                       2.75%
         $500,000 but less than $1,000,000                              2.20%                       1.95%
         $1,000,000 or more                                             None*                      None**
         A - Shares - FRONT-END SALES LOAD (INCOME ADVANTAGE)


                         Amount of Purchase                          Sales Charge             Dealer Retention
                         ------------------                          ------------             ----------------


         Less than $50,000                                              4.75%                       4.25%
         $50,000 but less than $100,000                                 4.50%                       4.00%
         $100,000 but less than $250,000                                3.50%                       3.00%
         $250,000 but less than $500,000                                2.50%                       2.25%
         $500,000 but less than $1,000,000                              2.00%                       1.75%
         $1,000,000 or more                                             None*                      None**


2. * No initial sales charge applies on investments of $1 million or more. However, a CDSC of 1% is imposed on certain redemptions of such investments within one year of purchase.

         ** The distributor pays a sales commission of up to 1.00% of the offering price of Class A shares to brokers that initiate and are responsible for purchases of $1 million or more.

3.       Rights of Accumulation (ROA) and Letter of Intent (LOI) are available.

4. Dealer will receive no discount, commission or other concession with respect to sales of Class A shares at net asset value as described in the applicable prospectus, but will be entitled to receive any shareholder service fees and/or distribution fees.

B1.      B SHARES - CONTINGENT DEFERRED SALES CHARGES

Redemption within the first six years are subject to a Contingent Deferred Sales Charge according to the following schedule with shares converted to Class "A" Shares eight years after purchase.

            Year of Redemption    1     2     3     4     5     6     7
                                  -     -     -     -     -     -     -
            CDSC                  5%    4%    4%    3%    2%    1%    0%

C1.      C SHARES - FRONT-END SALES CHARGE OF 1.00%

Redemption within eighteen months of purchase is subject to a Contingent Deferred Sales Charge according to the following schedule:

         Redeemed within:           18 months
         CDSC                       1%

                             HENDERSON GLOBAL FUNDS

                                    CONTACTS

MARKETING -- 1.866.4Henderson (1.866.443.6337)

         Attention:  Alanna Palmer

BROKER/DEALER SERVICES -- 1.866.4Henderson

         Attention:  Suzanne Cullinane

TRANSFER AGENT -- 1.866.3Henderson (1.866.343.6337)

         Boston Financial Data Services
         c/o Henderson Global Funds
         66 Brooks Drive, Suite 8391
         Braintree, MA 02184

DISTRIBUTOR -- 1-207-879-1900

         Forum Fund Services, LLC
         Two Portland Square
         Portland, ME  04101
         Attention:  Nanette K. Chern